Contacts: Gerald Tucciarone
Chief Financial Officer
631/434-1600, extension 306

HAUPPAUGE DIGITAL REPORTS FISCAL 2011
SECOND QUARTER AND SIX MONTH RESULTS
________________________________________________________________

HAUPPAUGE, NY – May 17, 2011 - Hauppauge Digital Inc. (NASDAQ: HAUP), a leading developer of digital video TV and data broadcast receiver products for personal computers, reported financial results for the second fiscal quarter and six month period ended March 31, 2011.

SECOND QUARTER RESULTS

Net sales were $10.3 million for the second quarter of fiscal 2011 compared to $13.8 million reported for the previous year’s second fiscal quarter.

The Company incurred a net loss of $1,443,367 for the second quarter of fiscal 2011 compared to a net loss of $902,873 for the second quarter of fiscal 2010.   Basic and diluted net loss per share was $0.14 for the second quarter of fiscal 2011 and $0.09 for the second quarter of fiscal 2010.

SIX MONTH RESULTS

Net sales were $23.2 million for the six months ended March 31, 2011 compared to $31.7 million reported for the  six months ended March 31, 2010.

The Company incurred a net loss of $2,181,587 for the six months ended March 31, 2011, compared to a net loss of $1,237,424 for the six months ended March 31, 2010.   Basic and diluted net loss per share was $0.22 for the six months ended March 31, 2011 and $0.12 for the six months ended March 31, 2010.

DISCUSSION OF RESULTS

Ken Plotkin, Hauppauge’s Chief Executive Officer stated   “Our sales to computer products retailers have slowed in Europe, primarily due to the decline in the sales of new laptop computers which have been our target market for the past several years. In order to refocus our sales strategy, we restructured our sales organization in January to place more focus on areas in Europe where we expect faster growth later on this year.

Our gross profit margins continued to expand due to increased sales of our newer, more profitable products plus the decline in the low margin sales to PC manufacturers. Colossus, which is our next generation high definition video recorder, began shipping during our second fiscal quarter.  Colossus can record TV programs in HD from a cable TV or satellite set-top box. It can also record video game play in HD from an Xbox 360 and a PlayStation 3.

In addition to Colossus, we started to ship our newest product, Broadway, into the European market in mid April. Broadway was developed by our PCTV Systems group in Europe, and sends live TV from a cable TV box or from a TV antenna to an Apple iPad and iPhone.  Broadway can also send live TV in the home via Wi-Fi or via the Internet anywhere in the world.  Broadway has a retail price of 199 Euros and has similar functions to our WinTV Extend software, but is a small stand-alone box and does not require a PC to operate.

We are very excited about Broadway, and plan to start North America shipments within the next quarter.”

ABOUT HAUPPAUGE DIGITAL

Hauppauge Digital Inc. is a leading developer of analog and digital TV receiver products for the personal computer market. Through its Hauppauge Computer Works, Inc. and Hauppauge Digital Europe SARL subsidiaries, the Company designs and develops analog and digital TV receivers that allow PC users to watch television on their PC screen in a resizable window and enable the recording of TV shows to a hard disk, digital video editing, video conferencing, receiving of digital TV transmissions, and the display of digital media stored on a computer to a TV set via a home network. The Company is headquartered in Hauppauge, New York, with administrative offices in Luxembourg, Ireland and Singapore, sales offices in Germany, London, Paris, The Netherlands, Sweden, Italy, Spain, Singapore, Taiwan and California and research and development centers in Hauppauge, New York, Taipei, Taiwan and Braunschweig,  Germany.  The Company’s Internet web site can be found at http://www.hauppauge.com.

This news release contains forward-looking statements as that term is defined in the federal securities laws.  The events described in forward-looking statements contained in this news release may not occur.  Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, financing plans, projected or anticipated benefits from acquisitions that we may make, or projections involving anticipated revenues, earnings or other aspects of our operating results or financial position, and the outcome of any contingencies.  Any such forward-looking statements are based on current expectations, estimates and projections of management.  We intend for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements.  Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements.  We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, that may influence the accuracy of the statements and the projections upon which the statements are based.  Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, the mix of products sold and the profit margins thereon, order cancellation or a reduction in orders from customers, competitive product offerings and pricing actions, the availability and pricing of key raw materials, dependence on key members of management, successful integration of acquisitions, economic conditions in the United States and abroad, fluctuation of the value of the Euro versus the U.S. dollar, our history of operating losses, our ability to obtain financing, our ability to maintain our NASDAQ listing, as well as other risks and uncertainties discussed in the Company’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 and the Company’s Form 10-Q for the three months ended December 31, 2010 and the three months ended March 31, 2011.   Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate.  Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.  All cautionary statements made in this news release should be read as being applicable to all related forward-looking statements wherever they appear.

[Financial Table Follows]

HAUPPAUGE DIGITAL INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS
	Three months ended March 31,
	2011	2010

Net sales	$10,324,162	$13,847,079
Cost of sales	7,102,764	9,981,288
Gross profit	3,221,398	3,865,791

Selling, general and administrative expenses	3,513,871	3,777,737
Research & development expenses	1,142,913	1,005,101
Loss from operations	(1,435,386)	(917,047)
Other income (expense):
Interest income	1,616	1,435
Foreign currency gain (loss)	(27,060)	61,875
Total other income (expense)	(25,444)	63,310
Loss before tax provision	(1,460,830)	(853,737)
Deferred tax benefit	(69,188)	-
Current tax expense	51,725	49,136
Net loss	$(1,443,367)	$(902,873)

Net loss per share-basic and diluted	$(0.14)	$(0.09)

Weighted average shares-basic and diluted	10,106,679	10,065,344

HAUPPAUGE DIGITAL INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS
	Six months ended March 31,
	2011	2010

Net sales	$23,187,108	$31,725,437
Cost of sales	15,618,472	22,637,249
Gross profit	7,568,636	9,088,188

Selling, general and administrative expenses	7,288,575	8,110,260
Research & development expenses	2,239,692	2,175,172
Loss from operations	(1,959,631)	(1,197,244)
Other income (expense):
Interest income	3,175	2,894
Interest expense	-	(4,347)
Foreign currency gain	4,463	61,635
Total other income	7,638	60,182
Loss before tax provision	(1,951,993)	(1,137,062)
Deferred tax expense	130,538	-
Current tax expense	99,056	100,362
Net loss	$(2,181,587)	$(1,237,424)

Net loss per share-basic and diluted	$(0.22)	$(0.12)
Weighted average shares-basic and diluted	10,094,920	10,062,545

HAUPPAUGE DIGITAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
	March 31,	September 30,
	2011	2010
Assets:

Current Assets:
Cash and cash equivalents	$5,455,432	$7,057,904
Accounts receivables, net of various allowances	2,888,904	4,403,194
Other non trade receivables	1,719,590	2,355,834
Inventories	11,796,902	11,450,565
Deferred tax asset current	1,082,096	1,310,204
Prepaid expenses and other current assets	1,156,928	980,087
Total current assets	24,099,852	27,557,788

Intangible assets, net	3,563,848	3,941,266
Property, plant and equipment, net	454,366	544,959
Security deposits and other non current assets	106,241	106,241
Deferred tax asset non current	708,304	610,734
Total assets	$28,932,611	$32,760,988

Liabilities and Stockholders’ Equity:

Current Liabilities:
Accounts payable	$5,891,116	$7,306,221
Accrued expenses – fees	4,593,864	4,955,540
Accrued expenses	9,908,706	10,266,495
Income taxes payable	309,752	252,090
Total current liabilities	20,703,438	22,780,346

Stockholders' Equity
Common stock, $.01 par value; 25,000,000 shares authorized,
10,882,823 and 10,842,274 issued, respectively	108,828	108,423
Additional paid-in capital	17,986,661	17,739,330
Retained deficit	(3,232,473)	(1,050,886)
Accumulated other comprehensive loss	(4,228,295)	(4,410,677)
Treasury Stock at cost, 760,479 shares	(2,405,548)	(2,405,548)
Total stockholders' equity	8,229,173	9,980,642
Total liabilities and stockholders' equity	$28,932,611	$32,760,988

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